                                                                  EXHIBIT 10.9

                                        LEASE


                             DATED: OCTOBER 28, 1994


                    MASSACHUSETTS INSTITUTE OF TECHNOLOGY, LESSOR

                         FREE RADICAL SCIENCES, INC., LESSEE

                    640 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS


                                  TABLE OF CONTENTS
                                  -----------------


          1.0   Parties and Premises..................................   1
                --------------------
                1.1  Parties and Premises.............................   1
                     --------------------
                1.2  Common Areas.....................................   1
                     ------------
                1.3  Cafeteria Expansion..............................   2
                     -------------------

          2.0   Term .................................................   2
                ----
                2.1  Term; Commencement Date..........................   2
                     -----------------------
                2.2  Extension Option.................................   2
                     ----------------

          3.0   Rent .................................................   3
                ----
                3.1  Payment of Rent..................................   3
                     ---------------
                3.2  Computation of Basic Rent........................   3
                     -------------------------
                3.3  Determination of Fair Market Rent................   3
                     ---------------------------------

          4.0   Permitted Uses........................................   7
                --------------

          5.0   Taxes; Operating Expenses.............................   7
                -------------------------
                5.1  Taxes............................................   7
                     -----
                5.2  Operating Expenses...............................   8
                     ------------------
                5.3  Payment of Taxes and Operating Expenses..........  10
                     ---------------------------------------
                5.4  Abatement of Taxes...............................  11
                     ------------------
                5.5  Audit of Books and Records.......................  12
                     --------------------------

          6.0   Electric Service; Payment as Additional Rent..........  12
                --------------------------------------------

          7.0   Insurance.............................................  12
                ---------
                7.1  Public Liability Insurance.......................  12
                     --------------------------
                7.2  Casualty Insurance...............................  13
                     ------------------
                7.3  Certificate of Insurance.........................  13
                     ------------------------
                7.4  Lessor's Insurance...............................  13
                     ------------------
                7.5  Waiver of Subrogation............................  14
                     ---------------------
                7.6  Waiver of Rights.................................  14
                     ----------------

          8.0   Assignment and Subletting.............................  15
                -------------------------

          9.0   Parking...............................................  19
                -------

         10.0   Late Payment of Rent..................................  19
                --------------------

         11.0   Lessee's Covenants....................................  20
                ------------------

         12.0   Construction..........................................  27
                ------------

         13.0   Casualty and Eminent Domain...........................  27
                ---------------------------

                13.1 Substantial Taking...............................  27
                     ------------------
                13.2 Partial Taking...................................  27
                     --------------
                13.3 Awards...........................................  27
                     ------
                13.4 Substantial Casualty.............................  28
                     --------------------
                13.5 Repair and Restoration...........................  28
                     ----------------------

         14.0   Defaults; Events of Default; Remedies.................  29
                -------------------------------------
                14.1 Defaults; Events of Default......................  29
                     ---------------------------
                14.2 Termination......................................  30
                     -----------
                14.3 Survival of Covenants............................  31
                     ---------------------
                14.4 Damages..........................................  31
                     -------
                14.5 Right to Relet...................................  32
                     --------------
                14.6 Right to Equitable Relief........................  33
                     -------------------------
                14.7 Right to Self Help...............................  33
                     ------------------
                14.8 Further Remedies.................................  33
                     ----------------

         15.0   Real Estate Broker....................................  33
                ------------------

         16.0   Notices...............................................  34
                -------

         17.0   No Waivers............................................  35
                ----------

         18.0   Services Provided by Lessor...........................  35
                ---------------------------

         19.0   Ground Leases; Mortgages..............................  35
                ------------------------
                19.1 Rights of Ground Lessors and Mortgagees..........  35
                     ---------------------------------------
                19.2 Lease Subordinate................................  36
                     -----------------

         20.0   Notices of Lease; Estoppel Certificates...............  36
                ---------------------------------------

         21.0   Holding Over..........................................  37
                ------------

         22.0   Force Majeure.........................................  37
                -------------

         23.0   Entire Agreement......................................  37
                ----------------

         24.0   Security Deposit......................................  37
                ----------------

         25.0   Warrants..............................................  38
                --------

         26.0   Successors and Assigns................................  38
                ----------------------

         27.0   Applicable Law, Severability and Construction.........  39
                ---------------------------------------------

         28.0   Quiet Enjoyment.......................................  39
                ---------------

         29.0   Authority.............................................  39
                ---------


         EXHIBIT A:  Plan of the Premises

         EXHIBIT B:  Plan of the Land

         EXHIBIT C:  Work Letter

         EXHIBIT D:  Lessor's Services

         EXHIBIT E:  Lessee' Services

         EXHIBIT F:  Warrant Agreement

                                        LEASE

         Dated:  October 28, 1994

         1.0   Parties and Premises.
               --------------------

               1.1 PARTIES AND PREMISES. MASSACHUSETTS INSTITUTE OF TECHNOLOGY ("Lessor") hereby LEASES unto FREE RADICAL SCIENCES, INC. ("Lessee"), the following premises:

                          7,736 square feet of rentable area, shown as the cross-hatched area on EXHIBIT A attached hereto (the "Premises") located on the west side of the third floor of the building known as and numbered 640 Memorial Drive, Cambridge, Massachusetts, containing a total of 182,124 rentable square feet (the "Building"), which is located on the parcel of land shown on EXHIBIT B attached hereto (the "Land"), together with the benefit of, and subject to (as the case may be) all rights, easements, covenants, conditions, encumbrances, encroachments and restrictions of record as of the date of this Lease. Lessor shall have the right, without the necessity of obtaining Lessee's consent thereto or joinder therein, to grant, permit, or enter into during the term of this Lease such additional rights, easements, covenants, conditions, encumbrances, encroachments and restrictions with respect to the Land as Lessor may deem appropriate, PROVIDED THAT no such rights, easements, covenants, conditions, encumbrances, encroachments or restrictions shall materially affect Lessee's use of the Premises for the "Permitted Uses" (as defined in Section
                     4.0 below).

                     Lessor hereby reserves the right to maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures located within the Premises and serving other parts of the Building. Lessee, its employees and invitees shall have access to the Premises at all times, subject to Lessor's reasonable security procedures.

               1.2 COMMON AREAS. Lessor also grants to Lessee, and Lessee's invitees, the right, in common with others entitled thereto, to use for the purposes for which they were designed, the common facilities of the Building, including but not limited to, all entrances, hallways, elevator foyers, air shafts, elevator shafts and elevators, stairwells and stairs, restrooms, passenger elevators, freight elevator, loading bays, and the "Parking Area" (as defined in Section 9.0 below) (collectively, the "Common Areas"). Lessor hereby reserves the right to close the cafeteria in the Building.

               1.3 CAFETERIA EXPANSION. In the event that at any time during the Term, Lessor determines, after consulting the tenants of the Building, to expand the cafeteria in the Building (which expansion is anticipated to involve adding approximately 2,600 usable square feet to the common area of the Building), Lessor shall so notify Lessee and all other tenants of the Building and include in such notice a recalculation of the rentable area of each of their premises to reflect the increase in the common area of the Building. Such notices shall be effective upon the opening for business of the expansion portion of the cafeteria. Any such expansion of the cafeteria shall be performed at Lessor's sole cost and no portion of such cost shall be included in "Operating Expenses" (as hereinafter defined).

         2.0   Term; Commencement Date; Extension Option.
               -----------------------------------------

               2.1 TERM; COMMENCEMENT DATE. The initial term of this Lease (the "Initial Term") shall commence on the "Commencement Date" (as defined in the Work Letter attached hereto as EXHIBIT C), and expire on the day immediately preceding the fifth (5th) anniversary thereof, unless sooner terminated as hereinafter provided. For purposes of this Lease, the phrase "Term" shall mean collectively (a) the Initial Term, and (b) if Lessee duly exercises the "Extension Option," the "Extension Term" (as these phrases are defined in Section 2.2 below).

               2.2 EXTENSION OPTION. (a) Lessee acknowledges that its option to extend the Term of this Lease as provided in this
                     Section 2.2 (the "Extension Option") for a term of five (5) additional years (unless sooner terminated as hereinafter provided) (the "Extension Term"), is subject to prior rights of Lifeline Systems, Inc., Endogen, Incorporated, and Pathology Services, Inc. (collectively, the "Offerees") to lease the Premises upon the expiration of the Initial Term. Lessor shall give written notice of the availability for lease of the Premises upon the expiration of the Initial Term to each of the Offerees prior to the commencement of the last Lease Year of the Initial Term, offering to lease the Premises upon the terms set forth in Lessor's written offer. After Lessor receives the response of all of the Offerees (or if no response is received by Lessor within the time provided therefor), Lessor shall give written notice (the "Availability Notice") to Lessee of whether the Premises are available to Lessee for the exercise of its Extension Option. Lessor shall give the Availability Notice to Lessee not later than the first day of the fifth Lease Year.

                     (b) Provided that (x) none of the Offerees accepts Lessor's offer to lease the Premises upon the expiration of the Initial Term, and (y) no "Event of Default" (as defined in
                     Section 14.1 below) has occurred prior to the day on which Lessor gives the Availability Notice or prior to the first day of the Extension Term, and (z) the Lessee named herein is actually occupying the entire Premises as of each of the dates described in the preceding clause (y), Lessee shall have the option to exercise the Extension Option by giving written notice thereof ("Lessee's Exercise Notice") to Lessor within two (2) months after Lessor gives the Availability Notice to Lessee. If Lessee gives Lessee's Exercise Notice to Lessor within such 2-month period, then (subject to the rescission of Lessee's Exercise Notice as provided in Section 3.3 below), the Lease Term shall be extended for the Extension Term subject to all the terms of this Lease except for the change in Basic Rent as provided in Section 3.2(c) of this Lease. If Lessee fails to give such notice to Lessor within such time, Lessee shall be deemed to have waived the right to exercise the Extension Option.

                     (c) Lessor agrees from and after the date of this Lease not to grant to any third party any right to lease all or any portion of the Premises upon the expiration of the Initial Term which right would be superior to the Extension Option granted in this Section 2.2 to Tenant.

         3.0   Rent.
               ----

               3.1 PAYMENT OF RENT. Lessee shall pay Lessor, without offset or deduction and without previous demand therefor, as items constituting rent (collectively, "Rent"):

                     (a) Basic rent ("Basic Rent") at the rate hereinafter set forth, in equal monthly installments, in advance, commencing on the Commencement Date, and continuing thereafter on the first day of each calendar month or portion thereof during the Term. Basic Rent shall be PRO-RATED for partial months occurring at the beginning or the end of the Term; and

                     (b) All other costs, charges, or expenses which Lessee in this Lease agrees to pay, or which Lessor pays or incurs as the result of a default by Lessee hereunder, including any penalty or interest which may be added for nonpayment or late payment thereof as provided in this Lease (collectively, "Additional Rent"). All recurring payments of Additional Rent, such as payment on account of "Taxes" and "Operating Expenses" (as these terms are hereinafter defined), shall be due and payable on the same day on which Basic Rent is due. Unless otherwise specifically provided in this Lease, all non-recurring items constituting Additional Rent shall be due and payable within ten (10) days after written demand therefor by Lessor.

                     All payments shall be made to Lessor or such agent, and at such place, as Lessor shall, from time to time, in writing designate, the following being now so designated:

                               Meredith & Grew, Inc.
                               160 Federal Street
                               Boston, MA 02110-1701
                               Attention:  Kristin Blount

               3.2 COMPUTATION OF BASIC RENT. Basic Rent shall be due and payable hereunder in the following amounts:

                     (a) for each of the first two (2) Lease Years in the Initial Term, $13.50 per rentable square foot of area per Lease Year ($104,436.00 per Lease Year), in installments of $8,703.00 per month;

                     (b) for each of the remaining three (3) Lease Years in the Initial Term, $16.00 per rentable square foot of area per Lease Year ($123,776.00 per Lease Year), in installments of $10,314.67 per month; and

                     (c) for each Lease Year in the Extension Term, an amount equal to the "Fair Market Rent" (as defined in Section
                          3.3 below) of the Premises as of the first day of the Extension Term.

                     As used in this Lease, "Lease Year" means the twelve (12) month period commencing on the Commencement Date, or a successive twelve (12) month period included in the Term commencing on an anniversary of that day, but if the expiration of the Term or the earlier termination of the Lease does not coincide with the termination of such a twelve (12) month period, the term "Lease Year" shall mean the portion of such twelve (12) month period before such expiration or termination.

               3.3 DETERMINATION OF FAIR MARKET RENT. As used in this Lease, "Fair Market Rent" means the effective fair market rent for the Premises in its "as is" condition, including those portions of the "Initial Improvements" (as defined in the Work Letter attached hereto as EXHIBIT C) and "Alterations" (as defined in Section 11.0(f) below) which Lessee is not permitted or required hereunder to remove at the expiration or earlier termination of this Lease), as of the day with respect to which such determination is being made, for a term of five (5) years. Fair Market Rent shall be based upon the rents generally in effect for similar premises for office/research and development uses in similar buildings in the Cambridge, Massachusetts area in which the Premises is located, adjusted to a "net" lease basis, taking into account all facts and circumstances customarily taken into account by prudent and commercially reasonable lessors and lessees including, without limitation, concessions then customarily granted to lessees of similar premises for similar uses in similar buildings in the Cambridge, Massachusetts area in which the Premises is located, but specifically excluding moving allowances.

                     Within ten (10) days after Lessor receives Lessee's Exercise Notice, Lessor shall provide to Lessee Lessor's good faith determination of Fair Market Rent. If Lessor and Lessee are unable to agree on the Fair Market Rent within thirty (30) days thereafter, then Lessee shall have the right, by giving written notice to Lessor within ten (10) days after the expiration of such 30-day period, to rescind its exercise of the Extension Option, in which case the Lease Term shall expire on the last day of the Initial Term. If Lessee does not give such notice of rescission to Lessor within such 10-day period, then Lessor and Lessee shall, not later than thirty (30) days after the expiration of such initial 30-day period, each retain a real estate professional with at least ten (10) years' continuous experience in the business of appraising or marketing commercial real estate in the Cambridge, Massachusetts vicinity, who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to Fair Market Rent. Lessor and Lessee shall simultaneously exchange such reports; PROVIDED, HOWEVER, that if one party has not obtained such a report within such 30-day period, then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lesser of the two determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be Fair Market Rent. If these determinations differ by more than ten (10%) percent, then Lessor and Lessee shall mutually select a person with the qualifications stated above (the "Final Professional") to resolve the dispute as to Fair Market Rent. If Lessor and Lessee cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, Lessor and Lessee shall each submit to the Final Professional a copy of their respective real estate professional's determination of Fair Market Rent. The Final Professional shall not perform his or her own valuation but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of Fair Market Rent which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to Lessor and Lessee and such decision shall be final and binding upon Lessor and Lessee. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and the losing party shall pay the fees and expenses of the Final Professional.

                     In the event that Fair Market Rent has not been finally determined in the manner provided above as of the first day of any Extension Term, then Basic Rent shall be due and payable at the rate stated by Lessor as its good faith estimate of Fair Market Rent, and Lessor and Lessee shall make such adjustment (and payment or credit as necessary) within thirty (30) days after Fair Market Rent is finally determined.

         4.0 PERMITTED USES. The Premises shall be occupied continuously by Lessee and used for the following purposes (the
               "Permitted Uses") only and for no other:

                     Office/research and development and accessory laboratory uses; in each case to the extent permitted as a matter of right under the Zoning Ordinance of the City of Cambridge as of the date of this Lease.

         5.0   TAXES; OPERATING EXPENSES.

               5.1 TAXES. Lessee shall pay as Additional Rent its pro rata share ("Lessee's Share") of all taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by governmental authorities of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall or may during the Term be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Land or any part thereof and the Building or the Premises, or appurtenances or equipment owned by Lessor thereon or therein or any part thereof, or on this Lease, and any tax based on a percentage fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described) (collectively, "Taxes"). Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease (and if any such tax rate is based upon Lessor's income, such tax shall be applied to the Building and the Land as if they were the only income-generating real property owned by Lessor in the Commonwealth of Massachusetts). "Lessee's Share" shall be computed on the basis of a fraction whose numerator is the number of rentable square feet in the Premises and whose denominator is the total number of rentable square feet in the Building. As of the date hereof, Lessee's Share is 4.25%.

               5.2 OPERATING EXPENSES. Lessee shall pay as Additional Rent Lessee's Share of all expenses, costs, and disbursements of every kind and nature (collectively, "Operating Expenses") which Lessor shall pay or become obligated to pay in connection with the ownership, operation and maintenance of the Building or the Land, including all facilities in operation on the Commencement Date and such additional facilities in subsequent years as may be determined by Lessor to be necessary or beneficial for the operation of the Building or the Land or the provision of services to lessees, including, but not limited to:

                     (a) all salaries, wages, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto of and for employees engaged in the operation of the Building and the Land (with respect to employees who are engaged in the operation of other properties as well as the Building and the Land, these amounts shall be prorated on the basis of the relative amount of time spent by such employees on the various properties);

                     (b) painting, repairs, maintenance and cleaning of all Common Areas;

                     (c) utilities (including, without limitation, electricity, water, sewer and gas) for all interior Common Areas and lighting of exterior areas and the "Parking Area" (as defined in Section 9.0 below);

                     (d) maintenance and repair of the Building heating and cooling systems, the plumbing systems, the fire detection and suppression systems, the electrical system and the elevators;

                     (e)  all maintenance, janitorial, and service agreements;

                     (f) all insurance, including the cost of casualty and liability insurance applicable to the Parking Area, the Land, the Building and Lessor's personal property used in connection therewith, including the amount of any reasonable deductible payable by Lessor in making repairs and restoration after a casualty;

                     (g) maintenance of landscaped areas and paved areas, and snow removal;

                     (h)  maintenance of the Building security system;

                     (i) management fees not in excess of those customarily charged in arm's length transactions for properties comparable to the Land and the Building in the vicinity of the Building, and the fair market value of office space for the manager of the Building;

                     (j) capital items which are for the purpose of reducing Operating Expenses or upgrading services or which are required by a governmental authority or the provisions of any insurance policy which is first adopted or first becomes applicable to the Premises, the Building or the Land after the date of this Lease, amortized over the reasonable life of the capital items on a straight line basis with the reasonable life being determined by Lessor in accordance with generally accepted accounting principles;

                     (k) reasonable expenses incurred in pursuing an application for an abatement of Taxes pursuant to
                          Section 5.4 below;

                     (l) legal (excluding legal fees with respect to lease negotiations and enforcement of lease terms against lessees), accounting and other professional fees and disbursements (excluding leasing commissions);

                     (m) all costs and expenses incurred by Lessor in connection with the operation of the cafeteria in the Building; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Lease,
                          (i) all subsidies or other amounts payable by Lessor to the cafeteria operator, (ii) the cost of all services which are separately invoiced to Lessor for the cafeteria (e.g., cleaning), and (iii) the cost to Lessor of supplying to the cafeteria separately metered utilities shall be allocated 100% among the occupants of the Building at the time that these costs and expenses are incurred and no portion of these costs and expenses shall be borne by Lessor; and PROVIDED FURTHER that this item (m) shall be included in Operating Expenses hereunder only for so long as the cafeteria is available to all tenants of the Building on an equal basis;

                     (n) services to be provided by Lessor as set forth on EXHIBIT D attached.

                     There shall be excluded from "Operating Expenses" for the purposes of this Lease (1) costs and expenses incurred by Lessor in connection with the removal or remediation of "Hazardous Materials" (as hereinafter defined) present in the Building, or in, on or under the surface of the Land, as of the date of this Lease, or (2) the correction of construction defects in the Building.

                     In the event that the average occupancy rate for the Building is less than ninety-five (95%) percent for any fiscal year, then for purposes of calculating Operating Expenses, the Operating Expenses for such fiscal year shall be increased by the additional costs and expenses that Lessor reasonably estimates would have been incurred if the average occupancy rate had been ninety-five (95%) percent for such fiscal year. It is not the intent of this provision to permit Lessor to charge Lessee for any Operating Expenses attributable to unoccupied space, or to seek reimbursement from Lessee for costs Lessor never incurred. Rather, the intent of this provision is to allow Lessor to recover only those increases in Operating Expenses properly attributable to occupied space in the Building and this provision is designed to calculate the actual cost of providing a variable Operating Expense service to the portions of the Building receiving such service. This "gross-up" treatment shall be applied only with respect to variable Operating Expenses arising from services provided to leased space in the Building in order to allocate equitably such variable Operating Expenses to the lessees of the Building.

               5.3 PAYMENT OF TAXES AND OPERATING EXPENSES. On or about the Commencement Date, and thereafter within a reasonable time after the end of each fiscal year (or portion thereof) included in the Term, Lessor shall deliver to Lessee (i) a statement of actual Operating Expenses and Taxes for the fiscal year just ended, together with reasonable supporting documentation therefor, and (ii) a budget of Operating Expenses and Taxes for the then-current fiscal year based on the actual Operating Expenses and Taxes for the preceding year and projected increases or decreases reasonably anticipated by Lessor. Commencing on the Commencement Date Lessee shall pay to Lessor, as Additional Rent, on account of its share of anticipated Operating Expenses and Taxes for the then-current year, 1/12th of the total annualized amount of Lessee's Share of Operating Expenses and Taxes as shown on such budget (but if such budget is delivered by Lessor after the Commencement Date, then Lessee shall commence such payments on the next day on which Basic Rent is due and payable hereunder after such delivery, but Lessee shall pay on such date all installments of Taxes and Operating Expenses accrued from the Commencement Date to such date). Lessor reserves the right to revise the budget during any fiscal year to cause it to more accurately reflect the actual Taxes or Operating Expenses being paid or incurred by Lessor, and upon any such revision the parties shall make adjustments in the same time and manner as hereinafter provided for fiscal year-end adjustments. Upon delivery to Lessee of the statement of actual Operating Expenses and Taxes for the preceding fiscal year, Lessor shall adjust Lessee's account accordingly. If the total amount paid by Lessee on account of the preceding fiscal year is less than the amount due hereunder, Lessee shall pay the balance due within twenty (20) days after delivery by Lessor of such statement. If the total amount paid by Lessee on account of the preceding fiscal year exceeds the amount due hereunder, such excess shall be credited by Lessor against the monthly installments of Additional Rent next falling due or refunded to Lessee upon the expiration or termination of this Lease. Lessor's current fiscal year is July 1-June 30, but Lessor reserves the right to change the fiscal year at any time during the Term.

               5.4 ABATEMENT OF TAXES. Lessor may at any time and from time to time make application to the appropriate governmental authority for an abatement of Taxes. If (i) such an application is successful and (ii) Lessee has made any payment in respect of Taxes pursuant to Section 5 for the period with respect to which the abatement was granted, Lessor shall (a) pay to Lessee Lessee's Share (adjusted for any period for which Lessee had made a partial payment) of the abatement, with interest, if any, paid by the governmental authority on such abatement, and (b) retain the balance, if any.

               5.5 AUDIT OF BOOKS AND RECORDS. Lessee shall have the right, at Lessee's sole expense, upon reasonable advance written request to Lessor, to audit, or to cause its designees to audit, Lessor's books and records relating to Operating Expenses and Taxes for the fiscal year just ended (and not for any other fiscal year) by giving written notice to Lessor within sixty (60) days after Lessee's receipt of the statement described in Section 5.3 above. Any such audit shall be conducted during Lessor's normal business hours at the location at which Lessor maintains the books and records relating to the Building, and shall be concluded within thirty (30) days after it is commenced. During the pendency of such audit, Tenant shall continue to make payments on account of Operating Expenses at the time, in the manner, and in the amounts set forth in the preceding sections of this Section 5.0. If, after such audit, a certified public accountant certifies in writing to Lessor and Lessee that the Operating Expenses for the fiscal year just ended differed by more than five (5%) percent from those set forth in the statement delivered by Lessor to Lessee pursuant to Section 5.3 above, then there shall be an adjustment made between Lessor and Lessee in the manner provided in Section 5.3 above.

         6.0 ELECTRIC SERVICE; PAYMENT AS ADDITIONAL RENT. Lessee shall make its own arrangements for the provision of electricity to the Premises, and shall pay when due, as Additional Rent, all charges therefor directly to the company which provides such electrical service. Lessor hereby represents to Lessee that electricity will be made available to Lessee at the Premises at the utility company's customary rates therefor.

         7.0   INSURANCE

               7.1 PUBLIC LIABILITY INSURANCE. Lessee shall take out and maintain in force throughout the Term (and for so long thereafter as Lessee remains in occupancy) comprehensive public liability insurance naming Lessor and persons claiming by, through or under Lessor as additional insureds, against all claims and demands for any injury to persons or property which may be claimed to have occurred on the Premises, the Building, the Land or on the ways adjoining the Land, in an amount which at the beginning of the Term shall not be less than $1,000,000 for personal injury or death or property damage per occurrence, and $3,000,000 in the aggregate for personal injury or death or property damage, or such higher amounts as Lessor thereafter reasonably determines to be consistent with sound commercial practice in Cambridge. Such policy shall also include contractual liability coverage covering Lessee's liability assumed under this Lease.

               7.2 CASUALTY INSURANCE. Lessee shall take out and maintain throughout the Lease Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called all risk coverage insurance insuring "Lessee's Property" (as defined in Section 11.0(i) below) for the benefit of Lessor and Lessee, as their respective interests may appear, in an amount equal to the replacement value thereof. Lessor shall be named as a certificate holder on such policy. Lessor shall, at Lessee's cost and expense, cooperate fully with Lessee and execute any and all consents and other instruments and take all other actions necessary to obtain the largest possible recovery. Lessor shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Lessee hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Lessee's insurance.

               7.3 CERTIFICATE OF INSURANCE. The insurance required by Sections 7.1 and 7.2 above shall be placed with insurers reasonably satisfactory to Lessor and authorized to do business in Massachusetts. Such insurance shall provide that it shall not be amended or canceled with respect to the additional insureds or certificate holders without thirty (30) days' prior written notice to each of them. Lessee shall furnish to Lessor certificates of insurance for all insurance required to be maintained by Lessee under this Lease, together with evidence satisfactory to Lessor of the payment of all premiums for such policies. Lessee, at Lessor's request, shall also deliver such certificates and evidence of payment of premiums to the holder of any mortgage affecting the Land and Building.

               7.4 LESSOR'S INSURANCE. Lessor shall take out and maintain in force throughout the Term, in a company or companies authorized to do business in Massachusetts, casualty insurance on the Building (exclusive of "Lessee's Property" (as defined in Section 11.0(i) below)) in an amount equal to the full replacement cost of the Building (exclusive of foundations and those items set forth in the preceding parenthetical in this sentence), covering all risks of direct physical loss or damage and so-called "extended coverage" risks. This insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Lessor. Notwithstanding the foregoing provisions of this Section 7.4, while the Massachusetts Institute of Technology is the lessor hereunder, it shall have the right, at any time during the Term, to self-insure all or any portion of the coverages required by this Section.

               7.5 WAIVER OF SUBROGATION. To the extent to which a waiver of subrogation clause is available, Lessor and Lessee shall obtain a provision in all insurance policies carried by such party covering the Premises, including but not limited to contents, fire and casualty insurance, expressly waiving any right on the part of the insurer against the other party. If extra cost is chargeable for such provision, then the party requesting such provision shall pay such extra cost. Notwithstanding the foregoing, with respect to such portion of the Term during which Lessor elects to self-insure under Section 7.4 above, then for purposes of this Section 7.5, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to one hundred (100%) percent of the replacement cost of the Building (subject to the exceptions and exclusions set forth in Section 7.4 above) with a waiver of subrogation clause contained therein.

               7.6 WAIVER OF RIGHTS. All claims, causes of action and rights of recovery for any damage to or destruction of persons, property or business which shall occur on or about the Premises, the Building or the Land, which result from any of the perils insured under any and all policies of insurance maintained by Lessor or Lessee, are waived by each party as against the other party, and the officers, directors, employees, contractors, servants and agents thereof, regardless of cause, including the negligence of the other party and its respective officers, directors, employees, contractors, servants and agents, but only to the extent of recovery, if any, under such policy or policies of insurance; PROVIDED, HOWEVER, that (i) this waiver shall be null and void to the extent that any such insurance shall be invalidated by reason of this waiver, and (ii) with respect to such portion of the Term during which Lessor elects to self-insure under Section 7.4 above, then for purposes of this Section 7.6, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to one hundred (100%) percent of the replacement cost of the Building (subject to the exceptions and exclusions set forth in Section 7.4 above).

         8.0 ASSIGNMENT AND SUBLETTING. (a) Except as hereinafter provided in subparagraph (j) of this Section 8.0, Lessee shall not mortgage, pledge, hypothecate, grant a security interest in, or otherwise encumber this Lease or any sublease hereinafter entered into by Lessee, or assign this Lease, or sublease the Premises or any portion thereof (the term "sublease" shall be deemed to include any arrangement pursuant to which a third party is permitted by Lessee to occupy all or any portion of the Premises), without obtaining, on each occasion, the prior written consent of Lessor, which consent shall not be unreasonably withheld as to an assignment or sublease. Notwithstanding anything to the contrary herein contained, Lessee shall not have the right to assign this Lease or to sublet any portion of the Premises prior to the first anniversary of the Commencement Date. Notwithstanding anything to the contrary herein contained, Lessee shall have the right to enter into leases or financing arrangements of personal property placed within the Premises without the necessity of obtaining Lessor's prior written consent provided that such arrangements involve only discrete, removable items of personal property which Lessee identifies by description or serial number in writing to Lessor at the time Lessee enters into such lease or financing arrangement.

               (b) If Lessee wishes to assign this Lease or sublease all or any portion of the Premises, Lessee shall so notify Lessor in writing and request Lessor's consent thereto. Such notice shall include
               (i) the name of the proposed assignee or sublessee, (ii) a general description of the types of business conducted by the proposed assignee or sublessee and a reasonably detailed description of the business operations proposed to be conducted in the Premises by such person or entity, (iii) such financial information concerning the proposed assignee or sublessee as Lessor may reasonably require, and (iv) all terms and provisions upon which such assignment or sublease is proposed to be made, including a copy of the assignment or sublease-agreement which Lessee proposes to execute. Lessor shall have fifteen

               (15) business days from the day on which it receives Lessee's notice and such required information to give notice to Lessee that either (i) Lessor consents to such assignment or sublease, or (ii) Lessor withholds its consent to such assignment or sublease (which consent shall not be unreasonably withheld), in which event Lessor shall state its reasons therefor in such notice with reasonable specificity, or (iii) where applicable, Lessor is exercising its right of recapture pursuant to paragraph
               (e) below.

               (c) If Lessor consents to an assignment or sublease: (i) Lessee shall promptly deliver to Lessor a fully executed copy of said assignment or sublease, which shall be in the form previously submitted to Lessor for review; (ii) after any such assignment or sublease, Lessee shall remain primarily liable to Lessor hereunder (which liability shall be joint and several with the assignee or sublessee); and (iii) if the aggregate rent and other amounts payable to Lessee under or in connection with such assignment or sublease, after deduction of the costs reasonably incurred by Lessee in entering into such assignment or sublease (including, without limitation, reasonable attorneys' fees and expenses, brokerage commissions, and alteration costs amortized on a straight-line basis over the term of such sublease or, in the case of an assignment, over the remaining Term of this Lease), exceeds the Rent payable hereunder with respect to the portion of the Premises subject to such sublease (or, in the case of an assignment, the entire Premises), Lessee shall pay to Lessor, as Additional Rent, one-half (1/2) of the amount of such excess immediately upon receipt thereof by Lessee.

               (d) If Lessor withholds its consent to such assignment or sublease, Lessee shall not enter into the proposed assignment or sublease with such person or entity.

               (e) If Lessor elects, it shall have the right to consider Lessee's request for Lessor's consent to any assignment of the Lease, or a request for Lessor's consent to a sublease which either (i) has a proposed term (including extension options) of two years or more, or (ii) would cover ten (10%) percent of the rentable area of the Premises or more, as an offer to Lessor to release from this Lease that portion of the Premises which is proposed to be the subject of such sublease for the term of such proposed sublease or, in the case of a proposed assignment of this Lease, the entire Premises for the entire Lease Term. If Lessor accepts such offer, then (i) in the case of a proposed sublease, this Lease shall be deemed to be amended as of the proposed effective date of such sublease so as to delete the portion of the Premises which would have been subject thereto from the Premises for purposes of this Lease (with a commensurate adjustment in Rent and Lessee's Share) for the time period of what would have been the term of such sublease, or (ii) in the case of a proposed assignment, this Lease shall terminate as of the proposed effective date of such assignment as if such date was the last day of the Term.

               (f) Regardless of whether Lessor grants such consent, Lessee shall reimburse Lessor on demand, as Additional Rent, for all out of pocket costs and expenses (including, without limitation, attorneys' fees) reasonably incurred by Lessor in responding to a request for such consent.

               (g) Lessee shall not be entitled to enter into any assignment or sublease, or to request Lessor's consent thereto, during the continuance of a default hereunder by Lessee.

               (h) Any assignment or sublease entered into pursuant to this
               Section 8.0 shall be subject to all of the terms and provisions of this Lease, including without limitation this Section 8.0. If Lessee enters into any such assignment or sublease, Lessor may, at any time and from time to time after the occurrence of a default hereunder, collect rent from such assignee or sublessee, and apply the net amount collected against Lessee's obligations hereunder, but no such assignment or sublease or collection shall be deemed an acceptance by Lessor of such assignee or sublessee as a lessee hereunder or as a release of the original named Lessee hereunder.

               (i) Notwithstanding anything contained in this Lease, Lessee shall not enter into any assignment or sublease with any person or entity if the identity of the assignee or sublessee is inconsistent with the investment policies of Lessor as set forth in writing by the Executive Committee of Lessor prior to its receipt of Lessee's notice of such proposed assignment or sublease, and any such transaction shall be void ABINITIO. From time to time during the Term (but not more frequently than once per Lease Year), Lessee may request in writing that Lessor deliver to it copies of all investment policies set forth in writing by the Executive Committee of Lessor since the last request made by Lessee which are relevant to the Premises or to this Lease, and Lessor shall provide the same within a reasonable time after receiving such request. Lessee shall maintain the confidentiality of all investment policies provided by Lessor pursuant to this Section, and shall not disclose the contents thereof or distribute copies thereof to any persons whatsoever without the prior written consent of Lessor in each instance.

               (j) In the event that Lessee desires to assign this Lease or to sublease the Premises (or any portion thereof) to any corporation, partnership, association or other business organization directly or indirectly controlling or controlled by Lessee or under common control with Lessee, or to any successor by merger, consolidation or purchase of all or substantially all of the assets or stock of Lessee, Lessee shall give at least twenty (20) days' prior written notice thereof to Lessor (unless Lessee is prohibited by applicable laws, codes, rules or regulations, or by the terms of the operative merger agreement or purchase and sale agreement from providing notice to Lessor at such time, in which event such notice shall be provided to Lessor as soon as Lessee is no longer subject to such prohibition). Notwithstanding any other provision of this Lease to the contrary, no consent of Lessor shall be required for any such assignment or sublease EXCEPT that Lessor shall have the right to withhold its consent if the identity of the assignee or sublessee is inconsistent with the investment policies identified in the foregoing paragraph (i) of this Section. Any assignee or sublessee which claims an interest in this Lease pursuant to a transfer of the type described in this paragraph (j) shall be bound by all of the terms and conditions of this Lease including, without limitation, those of the foregoing paragraph (i) of this Section, and if the identity of such assignee or successor is inconsistent with such investment policies, Lessor shall have the right to terminate this Lease and to exercise against such assignee or sublessee the remedies available to Lessor under this Lease, at law or in equity for a breach of the provisions hereof by Lessee. For the purpose of this Lease, the sale of Lessee's capital stock through any public exchange or private placement shall not be deemed an assignment or sublease of the Lease or of the Premises and no consent thereto shall be required.

               (k) Notwithstanding anything contained in this Lease, Lessee shall not, either voluntarily or by operation of law, make any transfer of this Lease or the Premises (or any portion thereof) which results in Lessee (or anyone claiming by, through or under Lessee) collecting in connection with the Premises any rental or other charge based on the net income or on the profits of any person so as to render any part of the Rent due hereunder "unrelated business taxable income" of Lessor as described in Section 512 of the Internal Revenue Code of 1986, as amended, and any such transfer shall be void AB INITIO.

         9.0 PARKING. Lessee shall have the right to lease in the parking area on the Land (the "Parking Area") up to one and one-half (1.5) spaces per 1,000 square feet of rentable area in the Premises (the "On-Site Parking Spaces"). Lessee shall have the right to lease up to twelve (12) parking spaces in the Parking Area. Lessee shall give written notice to Lessor not later than the Commencement Date setting forth the number (not to exceed twelve) of such parking spaces which Lessee will lease as of the Commencement Date, and Lessee shall have the right to give further written notice to Lessor during the first nine (9) months of the Term to increase the number of parking spaces leased by Lessee (but in no event shall Lessee have the right to lease, in the aggregate, more than twelve (12) parking spaces in the Parking Area. Lessee shall have no right to increase the number of parking spaces leased in the Parking Area after the first nine
               (9) months of the Term. Lessee shall pay for each parking space leased hereunder, as Additional Rent, in advance on the first calendar day of each month, (i) $60.00 per month for the first Lease Year, and (ii) thereafter, an amount equal to the Fair Market Rent of such parking spaces, as determined annually. Fair Market Rent shall be determined in the manner provided in Section
               3.3 above except that if Lessor and Lessee are unable to agree on Fair Market Rent, it shall be determined by one real estate professional (rather than by two or three as provided in Section 3.3) who shall have the qualifications stated in said Section and shall be mutually acceptable to Lessor and Lessee.

         10.0 LATE PAYMENT OF RENT. Lessee agrees that in the event that any payment of Basic Rent or Additional Rent shall remain unpaid at the close of business on the tenth business day after the same is due and payable hereunder (without reliance and any applicable grace period), such payment shall bear interest from the date the same was due at a rate equal to the "Prime Rate" as published from time to time in THE WALL STREET JOURNAL while such payment is overdue PLUS three (3%) percent, which shall be due and payable by Lessee as Additional Rent as compensation for Lessor's extra administrative costs in investigating the circumstances of late Rent. The assessment or collection of such a charge shall not be deemed to be a waiver by Lessor of any default by Lessee arising out of such failure to pay Rent when due.

         11.0 LESSEE'S COVENANTS. Lessee covenants, at its sole cost and expense, during the Term and such further time as Lessee occupies any part of the Premises:

               (a) to pay when due the Basic Rent and all Additional Rent, and, if separately metered at any time during the Term, all charges for electricity and other utilities;

               (b) damage by fire or casualty and reasonable wear and tear only excepted, to keep the Premises (including window glass) in as good order, repair and condition as the same are in at the commencement of the Term, or may be put in thereafter;

               (c) not to injure, overload or deface the Premises or the Building, nor to suffer or commit any waste therein, nor to place a load upon any floor which exceeds the floor load which the floor was designed to carry, nor to connect any equipment or apparatus to any Building system (e.g., electrical, plumbing, mechanical) which exceeds the capacity of such system, nor to permit on the Premises any auction sale or any nuisance or the emission therefrom of any objectionable vibration, noise, or odor, nor to permit the use of the Premises for any purpose other than the Permitted Uses, nor any use thereof which is improper, offensive, or contrary to any laws, ordinances, codes, rules and regulations, or the provisions of any license, permit or other governmental consent or approval required for or applicable now or at any time during the Term to the Land, the Building or the Premises or Lessee's use therefor (collectively, "Legal Requirements"), or which is liable to invalidate or increase the premiums for any insurance on the Building or its contents, or liable to render necessary any alterations or additions to the Building;

               (d) not to obstruct in any manner any portion of the Building not hereby leased, or the sidewalks or approaches to the Building, or the Parking Area, or any hallways or Common Areas, and to conform to all reasonable rules now or hereafter made by Lessor for the care and use of the Building, its facilities and approaches;

               (e) to comply with all Legal Requirements and all recommendations of Lessor's fire insurance rating organization now or hereafter in effect which in either case are applicable to Lessee's use of the

                     Premises, to keep the Premises equipped with all safety appliances, and to procure (and maintain in full force and effect) all licenses, permits and other governmental consents and approvals required by any Legal Requirement or by the provisions of any applicable insurance policy because of the use made of the Premises by Lessee (without hereby intending to vary the provisions of Section 4.0 above), and, if requested by Lessor, to make all repairs, alterations, replacements or additions so required in and to the Premises;

               (f) not, without on each occasion obtaining the prior written consent of Lessor, which consent may be withheld by Lessor in its sole discretion, to make any alterations, renovations, improvements and/or additions to the Premises (collectively, "Alterations") except those made pursuant to the Work Letter attached hereto as EXHIBIT C, (except that no such prior written consent of Lessor shall be required for Alterations which (i) shall not exceed $5,000 in cost in each instance, and (ii) do not affect the structural integrity of the Building, and (iii) are not detrimental to or incompatible with the Building systems, and (iv) do not affect the exterior appearance of the Building, PROVIDED that in each such case (x) Lessee shall still provide advance notice to Lessor of the intended Alterations, and
                     (y) such Alterations shall be subject to all of the provisions of this paragraph (f) other than the requirement of Lessor's prior consent), or to permit the making of any holes in any part of the Building or the painting or placing of any signs, awnings, or the like, visible from outside of the Premises. Prior to commencing any Alterations, Lessee shall: secure all necessary licenses, permits and other governmental consents and approvals; obtain the written approval of Lessor as to the plans and specifications for such work; obtain the written approval of Lessor as to the general contractor (or as to each trade contractor if there is no general contractor); cause each contractor and subcontractor to carry workmen's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees; and cause each general contractor (or each trade contractor if there is no general contractor) and subcontractor to carry comprehensive public liability insurance in amounts reasonably satisfactory to Lessor (such insurance to be written by companies reasonably satisfactory to Lessor and insuring Lessee and Lessor as well as the contractors and subcontractors). All Alterations shall be of a quality equal to or better than the "Initial Improvements" (as defined in the Work Letter attached hereto). All Alterations (other than Lessee's removable personal property and trade fixtures) and all of the "Initial Improvements" (as defined in the Work Letter) shall remain part of the Premises and shall not be removed upon the expiration or earlier termination of the Term EXCEPT for (i) Lessee's telephone and computer systems, and
                     (ii) those items which Lessor designates for removal in a notice given to Lessee at the time that Lessee requests Lessor's approval of such Alteration. Lessee shall pay promptly when due the entire cost of such work. Lessee shall not cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Land or the Building, and shall discharge or bond any such liens which may be filed or recorded against the Premises within fifteen (15) days after the filing or recording thereof. All such work shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements and the provisions of all applicable insurance policies. Promptly after the completion of any Alterations, Lessee shall provide an as-built plan thereof to Lessor. Lessee shall indemnify and hold Lessor harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys' fees, arising from injury to any person or property occasioned by or growing out of such work, which indemnity shall survive the expiration or termination of this Lease;

               (g) to save Lessor harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorneys' fees) arising out of or relating to (i) a claim of injury to any person or damage to any property while on the Premises, if not due to the negligence or willful misconduct of Lessor or its officers, agents, employees, servants or contractors, or the breach of Lessor's obligations under this Lease; or to (ii) a claim of injury to any person or damage to any property anywhere alleged to be occasioned by any omission, neglect or default of Lessee or of anyone claiming by, through, or under Lessee, or any officer, agent, employee, servant, contractor or invitee of any of the foregoing. Lessor agrees to indemnify and hold harmless Lessee from and against all loss, cost and expense (including, without limitation, reasonable attorneys' fees) arising out of or relating to a claim for personal injury or property damage resulting from the negligence or willful misconduct of Lessor or its officers, agents, employees, servants or contractors, or from the breach of Lessor's obligations or representations under this Lease. The provisions of this clause (g) shall survive the expiration or termination of this Lease;

               (h) to permit Lessor and Lessor's agents to examine the Premises at reasonable times (provided 24 hours' notice is given to Lessee, except in case of emergency), and if Lessor shall so elect (without hereby imposing any obligation on Lessor to do so), to permit Lessor to make any repairs or additions Lessor may deem necessary; and at Lessee's expense to remove any Alterations, signs, awnings, aerials, flagpoles or the like not consented to in writing; and to permit Lessor to show the Premises to prospective purchasers and lessees (at reasonable times on reasonable advance notice to Lessee) and to keep affixed to any suitable part of the Premises, during the nine (9) months preceding the expiration of the Term, appropriate notices for letting or selling;

               (i) that all furniture, furnishings, fixtures and property of every kind of Lessee and of all persons claiming by, through or under Lessee which may be on the Premises from time to time (collectively, "Lessee's Property") shall be at the sole risk of Lessee, and Lessor shall not be liable if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause unless caused by the negligence or willful misconduct of Lessor, or its officers, agents, employees, servants or contractors;

               (j) to pay promptly when due, all taxes of any kind levied, imposed or assessed on Lessee's Property, which taxes shall be the sole obligation of Lessee, whether the same is assessed to Lessee or to any other person and whether the property on which such tax is levied, imposed or assessed shall be considered part of the Premises or personal property;

               (k) by the end of business on the last day of the Term (or the effective date of any earlier termination of this Lease as herein provided), to remove (1) all of Lessee's Property and (2) the items or components of Alterations designated for removal as provided in paragraph (f) above and (3) the items or components of the "Initial Improvements" (as defined in the Work Letter) designated for removal as provided in the Work Letter, in each case whether the same be permanently affixed to the Premises or not, and to repair any damage caused by any such removal to Lessor's reasonable satisfaction; and to remove the contents of all neutralization tanks installed by Lessee in the Premises; and peaceably to yield up the Premises clean and in good order, repair and condition (reasonable wear and tear, and damage by fire or other casualty or taking which Lessee is not otherwise required by the terms of this Lease to repair or replace only excepted); and to deliver the keys to the Premises to Lessor. Any of Lessee's Property or those Alterations designated for removal as provided in paragraph
                     (f) above which are not removed by such date shall be deemed abandoned and may be removed and disposed of by Lessor in such manner as Lessor may determine, and Lessee shall pay to Lessor on demand, as Additional Rent, the entire cost of such removal and disposition, together with the costs and expenses incurred by Lessor in making any incidental repairs and replacements to the Premises necessitated by Lessee's failure to remove Lessee's Property or those Alterations designated for removal as provided in paragraph (f) above, as required herein or by any other failure of Lessee to comply with the terms of this Lease, and for use and occupancy during the period after the expiration of the Term and prior to Lessee's performance of its obligations under this paragraph (k). Lessee shall further indemnify and hold Lessor harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys' fees, resulting from Lessee's failure or delay in surrendering the Premises as above provided (such indemnity to survive the expiration or termination of this Lease), PROVIDED, HOWEVER, that Lessee shall be liable for consequential damages resulting from Lessee's failure or delay in surrendering the Premises as above provided only if prior to the last day of the Term (or the effective date of the termination of this Lease as herein provided, if sooner terminated) Lessor notifies Lessee in writing of Lessor's intention to hold Lessee liable therefor because the Premises (or a portion thereof) are required for occupancy by another party;

               (l) to pay Lessor's reasonable expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Lessee under this Lease;

               (m)   not to generate, store or use any "Hazardous Materials"
                     (as hereinafter defined) in or on the Premises or elsewhere in the Building or on the Land except those identified in writing to Lessor from time to time, and then only in compliance with any and all applicable Legal Requirements, or dispose of Hazardous Materials from the Premises to any other location except a properly approved disposal facility and then only in compliance with any and all Legal Requirements regulating such activity, nor permit any occupant of the Premises to do so. As used in this Lease, "Hazardous Materials" means and includes any chemical, substance, waste, material, gas or emission which is radioactive or deemed hazardous, toxic, a pollutant, or a contaminant under any statute, ordinance, by-law, rule, regulation, executive order or other administrative order, judgment, decree, injunction or other judicial order of or by any governmental authority, now or hereafter in effect, relating to pollution or protection of human health or the environment. By way of illustration and not limitation, "Hazardous Materials" includes "oil," "hazardous materials," "hazardous waste," and "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6902 ET SEQ., as amended, and the Toxic Substances Control Act, 15 U.S.C.
                     Section 8601 ET SEQ., as amended, the regulations promulgated thereunder, and Massachusetts General Laws, Chapter 21C and Chapter 21E and the regulations promulgated thereunder. If, at any time during the Term, either (i) any lender requires testing to determine whether there has been any release of Hazardous Materials by Lessee or someone claiming by, through or under Lessee, based on the particular use being made of the Premises by such person or entity, or (ii) any governmental authority requires such testing by reason of the use of the Premises made by Lessee or anyone claiming by, through or under Lessee, then in any such case Lessee shall reimburse Lessor upon demand, as Additional Rent, for the reasonable costs thereof. Lessee shall execute affidavits, certifications and the like, as may be reasonably requested by Lessor from time to time concerning Lessee's best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Land resulting from the use made of the Premises by Lessee or anyone claiming by, through or under Lessee. Lessor reserves the right to enter the Premises at reasonable times (provided twenty-four (24) hours' notice is given to Lessee, except in case of emergency) to inspect the same for Hazardous Materials. Lessee's obligations under this paragraph (m) shall include, if at any time during the Term Lessee or anyone claiming by, through or under Lessee uses or stores radioactive materials on the Premises, compliance with all so-called "close-out" procedures of the Nuclear Regulatory Commission or other federal, state or local governmental authorities having jurisdiction over radioactive materials, regardless of whether or not such procedures are completed prior to the expiration or earlier termination of the Term. Lessee shall indemnify, defend, and hold harmless Lessor, and the holder of any mortgage on the Building or the Land, from and against any claim, cost, expense, liability, obligation or damage, including, without limitation, attorneys' fees and the cost of litigation, arising from or relating to the breach by Lessee or anyone claiming by, through or under Lessee of the provisions of this clause (m), and shall immediately discharge or cause to be discharged any lien imposed upon the Building or the Land in connection with any such claim. The provisions of this clause (m) shall survive the expiration or termination of this Lease;

               (n) in case Lessee takes possession of the Premises prior to the Commencement Date, to perform and observe all of Lessee's covenants from and after the date upon which Lessee takes possession except that no Rent shall accrue prior to the beginning of the Term;

               (o) to comply with all rules and regulations adopted and amended from time to time by Lessor for the operation of the Land and the Building;

               (p) not to permit any officer, agent, employee, servant, contractor or visitor of Lessee, or of anyone claiming by, through or under Lessee, to violate any covenant or obligation of Lessee hereunder; and

               (q) to provide and pay for the services outlined in EXHIBIT E attached hereto.

         12.0 CONSTRUCTION. Lessor shall construct the Initial Improvements in accordance with the provisions of the Work Letter attached hereto as EXHIBIT C.

         13.0  CASUALTY AND EMINENT DOMAIN.

               13.1 SUBSTANTIAL TAKING. In the event that the entire Building, or more than fifty percent (50%) percent of the rentable area of the Premises, shall be taken by any exercise of the right of eminent domain or other lawful power in pursuance of any public or other authority during the Term, then this Lease shall terminate as of the time that possession is taken by the taking authority.

               13.2 PARTIAL TAKING. In the event that a taking occurs and this Lease is not terminated as provided in Section 13.1 above, then from and after the date possession is taken by the taking authority Rent shall be abated by an amount representing that part of the Rent properly allocable to the portion of the Premises so taken, but this Lease shall otherwise continue in full force and effect.

               13.3 AWARDS. Lessor reserves and excepts all rights to damage to the Premises, the Building, the Land and the leasehold hereby created, now accrued or hereafter accruing by reason of any exercise of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority and by way of confirmation, Lessee grants to Lessor all of Lessee's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Lessor may from time to time request. Lessee shall be entitled to such award, if any, as is specifically allocated by the taking authority to Lessee on account of Lessee's Property so taken or relocation expenses incurred by Lessee as a result of such taking.

               13.4 SUBSTANTIAL CASUALTY. If the Premises are damaged by fire or other casualty, Lessee shall promptly notify Lessor thereof. If the Building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Lessor's sole opinion, be required (whether or not the Premises shall have been damaged), or if such casualty renders more than fifty (50%) percent of the rentable area of the Premises unusable by Lessee for the operation of its business in the Premises, or if as a result of such casualty any mortgagee of the Building requires that insurance proceeds payable in connection with such casualty be used to retire the mortgage debt, Lessor may, at its option, terminate this Lease by notifying Lessee in writing of such termination within sixty (60) days after the date of such damage, in which event this Lease shall terminate on the date set forth in such notice. If such casualty renders more than fifty (50%) percent of the rentable area of the Premises unusable by Lessee for the operation of its business in the Premises, in the reasonable determination of Lessee, then Lessee may terminate this Lease as of the date of the occurrence of such damage by written notice thereof to Lessor within sixty (60) days after the date of such damage. In the event that this Lease is terminated pursuant to this Section 13.4 Rent shall be abated, to the extent the Premises are unusable for the Permitted Uses, from and after the date of such damage to the date of such termination of this Lease, and no further Rent shall accrue or be payable after the date of such termination.

               13.5 REPAIR AND RESTORATION. In the event of a taking which does not result in the termination of this Lease pursuant to
                     Section 13.1 above, or a casualty which does not result in the termination of this Lease pursuant to Section 13.4 above, the Premises shall be repaired and restored in the manner provided in this Section. Lessor shall diligently act to restore the Building and the Premises (exclusive of Lessee's Property) or, in case of taking, what remains thereof, to substantially the condition in which they existed prior to the occurrence of such taking or casualty, provided, however, that: (i) in no event shall Lessor be required to spend in connection with restoring the Premises more than the amount of insurance proceeds or taking award actually received and allocable thereto (except that this limitation with respect to insurance proceeds shall not apply to casualties occurring during such time as Lessor self-insures pursuant to Section
                     7.4 above); (ii) Lessor shall not be required to restore or replace any of Lessee's Property; and (iii) promptly upon substantial completion of such work by Lessor, Lessee shall diligently act to repair and/or restore all of Lessee's Property to substantially the same condition it was in prior to the occurrence of such taking or casualty. Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such taking or damage or the repair thereof. Rent shall be abated from and after the date of such taking or damage to the date on which Lessor substantially completes the restoration described above, to the extent the Premises are unusable for the Permitted Uses. Notwithstanding the foregoing provisions of this Section 13.5, in the event that within six months after the date of such taking or damage (other than damage resulting from a casualty which Lessor establishes was caused by Lessee, or anyone claiming by, through or under Lessee, or the officers, agents, servants, contractors or employees thereof), Lessor has not substantially completed the restoration work which it is required by this Section to perform, then Lessee shall have the right to terminate this Lease by giving thirty (30) days' written notice to Lessor within thirty (30) days after the end of such 6-month period.

         14.0  DEFAULTS: EVENTS OF DEFAULT; REMEDIES.

               14.1 DEFAULTS; EVENTS OF DEFAULT. The following shall, if any requirement for notice or lapse of time or both has not been met, constitute defaults hereunder, and, if such requirements have been met, constitute "Events of Default" hereunder:

                     (a) The failure of Lessee to perform or observe any of Lessee's covenants or agreements hereunder concerning the payment of money for a period of ten
                          (10) days after written notice thereof, PROVIDED, HOWEVER, that Lessee shall not be entitled to such notice if Lessor has given notice to Lessee of two or more previous such failures within a twelve-month period, in which event such failure shall constitute an Event of Default hereunder upon the expiration of ten (10) days after such payment was due;

                     (b) The failure of Lessee to maintain the insurance required hereunder in full force and effect;

                     (c) The execution by Lessee of any assignment or sublease without the prior written consent of Lessor;

                     (d) The failure of Lessee to perform or observe any of Lessee's other covenants or agreements hereunder for a period of thirty (30) days after written notice thereof (provided that, in the case of defaults not reasonably curable in thirty (30) days through the exercise of reasonable diligence, such 30-day period shall be extended for so long as Lessee commences cure within such period and thereafter prosecutes such cure to completion continuously and with reasonable diligence, but such extended cure period shall not in any event exceed ninety (90) days after Lessor's initial notice to Lessee); or

                     (e) If the leasehold hereby created shall be taken on execution, or by other process of law; or if any assignment shall be made of Lessee's property for the benefit of creditors; or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of Lessee's assets by a court of competent jurisdiction; or if a petition is filed by Lessee under any bankruptcy or insolvency law; or if a petition is filed against Lessee under any bankruptcy or insolvency law and the same shall not be dismissed within sixty (60) days from the date upon which it is filed; or a lien or other involuntary encumbrance is filed against Lessee's leasehold (or against the Premises, the Building or the Land based on a claim against Lessee) and is not discharged or bonded within thirty (30) days after the filing thereof.

               14.2 TERMINATION. If an Event of Default shall occur, Lessor may, at its option, immediately or any time thereafter and without demand or notice, enter upon the Premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate and dispossess Lessee and those claiming through or under Lessee and remove their effects, forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate. In lieu of making such entry, Lessor may terminate this Lease upon three (3) business days' prior written notice to Lessee. Upon any termination of this Lease as the result of an Event of Default, Lessee shall quit and peacefully surrender the Premises to Lessor.

               14.3 SURVIVAL OF COVENANTS. No such termination of this Lease shall relieve Lessee of its liability and obligations under this Lease and such liability and obligations shall survive any such termination.

               14.4 DAMAGES. In the event of any such termination Lessee shall pay to Lessor the Rent up to the time of such termination. Lessee shall remain liable for, and shall pay on the days originally fixed for such payment hereunder, the full amount of all Basic Rent and Additional Rent as if this Lease had not been terminated; PROVIDED, HOWEVER, if Lessor relets the Premises, there shall be credited against such obligation the amount actually received by Lessor each month from such lessee after first deducting all costs and expenses incurred by Lessor in connection with reletting the Premises.

                     In lieu of any other damages hereunder, Lessee agrees to pay to Lessor, on demand, as and for liquidated and agreed damages for Lessee's default, the amount by which:

                     (a) the aggregate Rent which would have been payable under this Lease by Lessee from the date of such termination until what would have been the last day of the Term but for such termination, EXCEEDS

                     (b) the greater of (i) the fair and reasonable rental value of the Premises for the same period, less Lessor's reasonable estimate of expenses to be incurred in connection with reletting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting, or (ii) the sum of (A) the amount actually received by Lessor from reletting the Premises (if any), and (B) the amount actually received by Lessor from Lessee pursuant to the preceding paragraph of this Section (if any).

                     If the Premises or any part thereof are relet by Lessor for the period prior to what would have been the last day of the Term but for such termination, or any portion thereof, the amount of rent reserved upon such reletting shall be, PRIMA FACIE, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

                     In lieu of any other damages hereunder, Lessor may by written notice to Lessee, at any time after this Lease is so terminated, elect to recover, and Lessee shall pay as full and final liquidated damages, an amount equal to (i) the Basic Rent and Additional Rent accrued under Section
                     5.0 hereof in the twelve (12) months ending on the effective date of such termination, PLUS (ii) all Basic Rent and Additional Rent which was unpaid as of the effective date of such termination, LESS (iii) the amount received by Lessor pursuant to the foregoing provisions of this Section 14.4 prior to the time of payment by Lessee of such liquidated damages.

                     Nothing herein contained shall limit or prejudice the right of Lessor to prove and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

               14.5 RIGHT TO RELET. At any time or from time to time after any such termination, Lessor may relet the Premises or any part thereof for such a term (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) as Lessor, in its reasonable discretion, may determine, and may collect and receive the rents therefor. Lessor shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

               14.6 RIGHT TO EQUITABLE RELIEF. In the event there shall occur a default or threatened default hereunder, Lessor shall be entitled to enjoin such default or threatened default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry and other remedies were not provided for in this Lease.

               14.7 RIGHT TO SELF HELP. In the event of a default by Lessee hereunder which continues beyond the expiration of the applicable grace period, Lessor shall have the right to perform such defaulted obligation of Lessee, including the right to enter upon the Premises to do so. Lessor shall, as a courtesy only, notify Lessee of its intention to perform such obligation. In the event of a default by Lessee hereunder which has not yet continued beyond the expiration of the applicable grace period but which Lessor determines constitutes an emergency threatening imminent injury to persons or damage to property, Lessor shall have the right to perform such defaulted obligation of Lessee (including the right to enter upon the Premises to do so) after giving Lessee such notice (if any) as is reasonable under the circumstances. In either event, the aggregate of (i) all sums so paid by Lessor, (ii) interest (at the rate of 1-1/2% per month or the highest rate permitted by law, whichever is less) on such sum, and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Lessor, shall be deemed to be Additional Rent under this Lease and shall be payable to Lessor immediately upon demand. Lessor may exercise its rights under this Section 14.7 without waiving any other of its rights or releasing Lessee from any of its obligations under this Lease.

               14.8 FURTHER REMEDIES. Nothing in this Lease contained shall require Lessor to elect any remedy for a default or Event of Default by Lessee hereunder, and all rights herein provided shall be cumulative with one another and with any other rights and remedies which Lessor may have at law or in equity in the case of such a default or Event of Default.

         15.0 REAL ESTATE BROKER. Lessor and Lessee each represent to the other that they have dealt with no broker in connection with this Lease other than Fallon, Hines & O'Connor, Inc. and Meredith & Grew, Inc. (collectively, "Brokers"). Lessor shall pay the Brokers as part of a separate agreement.
               Lessee agrees to indemnify and hold Lessor harmless from and against any claims for commissions or fees by any person other than the Brokers by reason of any act of Lessee or its representatives. Lessor agrees to indemnify and hold Lessee harmless from and against any claims for commissions or fees by any person other than the Brokers by reason of any act of Lessor or its representatives.

         16.0 NOTICES. Whenever by the terms of this Lease notice, demand, or other communication shall or may be given either to Lessor or to Lessee, the same shall be in writing and shall be sent by hand delivery, or by registered or certified mail, postage prepaid, or by Federal Express or other similar overnight delivery service, to:

               Lessor: Massachusetts Institute of Technology 238 Main Street - Suite 200
                                    Cambridge, Massachusetts 02142
                                    Attention:  Philip A. Trussell,
                                                Director of Real Estate

                  with a copy to:   Peter Friedenberg, Esquire
                                    Rackemann, Sawyer & Brewster
                                    One Financial Center
                                    Boston, Massachusetts 02111

               Lessee:              Prior to the Commencement Date:
                                    -------------------------------

                                    Free Radical Sciences, Inc.
                                    245 First Street
                                    Cambridge, Massachusetts 02142
                                    Attention:  B. Nicholas Harvey
                                                Chief Financial Officer

                                    From and After the Commencement Date:
                                    -------------------------------------

                                    Free Radical Sciences, Inc.
                                    640 Memorial Drive
                                    Cambridge, Massachusetts 02139
                                    Attention:  B. Nicholas Harvey
                                                Chief Financial Officer

                  with a copy to:   Joel H. Sirkin, Esquire
                                    Hale and Dorr
                                    60 State Street
                                    Boston, Massachusetts 02109

               Any notice, demand or other communication shall be effective upon receipt by or tender for delivery to the intended recipient thereof.

         17.0 NO WAIVERS. Failure of Lessor to complain of any act or omission on the part of Lessee, no matter how long the same may continue, shall not be deemed to be a waiver by Lessor of any of its rights hereunder. No waiver by Lessor at any time, expressed or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Lessor of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such installment or pursue any other remedy available to Lessor in this Lease or at law or in equity.

         18.0 SERVICES PROVIDED BY LESSOR. Lessor shall furnish the services described on EXHIBIT D attached, the cost of which shall be included in Operating Expenses. Lessor shall not be held liable to anyone for cessation of any service rendered customarily to the Premises or Building or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, or to the occurrence of an event of "Force Majeure" (as defined in Section 22 below).

         19.0  GROUND LEASES; MORTGAGES.

               19.1 RIGHTS OF GROUND LESSORS AND MORTGAGEES. No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of Lessee's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Lessee shall have first given written notice to Lessor's ground lessors and mortgagees of record of the act or failure to act on the part of Lessor which Lessee claims as the basis of Lessee's rights; and (ii) such ground lessors and mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition within a reasonable time thereafter, but nothing in this Lease shall be deemed to impose any obligation on any such ground lessor or mortgagee to correct or cure any such condition. No ground lessor shall be liable for the failure to perform any of the obligations of Lessor hereunder unless and until such ground lessor terminates its ground lease and takes possession of the Premises, nor shall any mortgagee be liable for the failure to perform any of the obligations of Lessor hereunder unless and until such mortgagee enters upon and takes possession of the Premises for purposes of foreclosure.

               19.2 LEASE SUBORDINATE. This Lease is and shall be subject and subordinate to any ground lease or mortgage now or hereafter on the Premises, and to all advances under any such mortgage and to all renewals, amendments, extensions and consolidations thereof, provided that the holder of such ground lessor's interest or mortgagee's interest enters into a non-disturbance and attornment agreement with Lessee which provides that in the event that such ground lessor or mortgagee succeeds to Lessor's interest hereunder, then, provided that Lessee is not in default hereunder beyond the cure period provided in this Lease, such party shall recognize and be bound by the terms of this Lease. In the event that any ground lessor or the holder of any mortgage succeeds to Lessor's interest in the Premises or any portion thereof, Lessee hereby agrees to attorn to such ground lessor or mortgagee. In confirmation of such subordination, Lessee shall execute and deliver promptly any certificate in recordable form that Lessor or any ground lessor or any mortgagee may reasonably request. Notwithstanding the foregoing provisions of this Section, the holder of any mortgage on the Premises may at any time subordinate its mortgage to this Lease by written notice to Lessee.

                     Lessor hereby represents to Lessee that as of the date of this Lease, there are no mortgages or ground leases encumbering the Premises or any portion thereof.

         20.0 NOTICE OF LEASE; ESTOPPEL CERTIFICATES. Lessor and Lessee agree that this Lease shall not be recorded. However, simultaneously with their execution and delivery of this Lease, Lessor and Lessee shall execute and acknowledge a Notice of Lease in mutually acceptable and recordable form.

               From time to time during the Lease Term, and without charge, either party shall, within fifteen (15) business days of request by the other, certify by written instrument duly executed and acknowledged, to the requesting party or to any person reasonably specified by the requesting party, regarding (a) the existence of any amendments or supplements to this Lease; (b) the validity and force and effect of this Lease; (c) the existence of any known default or Event of Default; (d) the existence of any offsets, counterclaims or defenses; (e) the Commencement Date and the expiration date of the Lease Term; (f) the amount of Rent due and payable and the date to which Rent has been paid; and (g) such other matters as may be reasonably requested.

         21.0 HOLDING OVER. If Lessee occupies the Premises after the day on which the Lease Term expires (or the effective date of any earlier termination as herein provided) without having entered into a new lease thereof with Lessor, Lessee shall be a tenant-at-sufferance only, subject to all of the terms and provisions of this Lease at (i) one and one-half (1-1/2) times the Basic Rent as in effect on the last day of the Term for the first two (2) months (or portion thereof) of such holding over, and (ii) twice the Basic Rent as in effect on the last day of the Term for the balance of such holding over. Such a holding over, even if with the consent of Lessor, shall not constitute an extension or renewal of this Lease. If applicable, for purposes of this Section, the failure of Lessee to complete by the last day of the Lease Term or the effective date of any earlier termination as herein provided the "closeout" procedures required by the Nuclear Regulatory Commission or any other federal, state or local governmental agency having jurisdiction over the use of radioactive materials within the Premises shall constitute a holding over and subject Lessee to the provisions of this Section.

         22.0 FORCE MAJEURE. Neither Lessor nor Lessee shall be deemed to be in default hereunder (and the time for performance of any of their respective obligations hereunder other than the payment of money shall be postponed) for so long as the performance of such obligation is prevented by strike, lockout, act of God, absence of materials or any other matter not reasonably within the control of the party which must perform the obligation (collectively, "Force Majeure").

         23.0 ENTIRE AGREEMENT. No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

         24.0 SECURITY DEPOSIT. Lessee has deposited with Lessor contemporaneously with its delivery to Lessor of executed counterparts of this Lease $54,000.00 (the "Security Deposit") as security for the full and faithful payment and performance by Lessee of its obligations under this Lease from and after the date of execution hereof by Lessee, and not as a prepayment of Rent. Lessor may commingle the Security Deposit in one or more bank accounts with other funds of Lessor, and the Security Deposit shall earn interest at the rate actually paid to Lessor from time to time on such account (which interest shall be included in the term "Security Deposit" for the purposes of this Lease). Lessor may use the Security Deposit to cure any Event of Default by Lessee (whether occurring prior to the Commencement Date hereunder or thereafter), and Lessee shall immediately pay to Lessor on demand, as Additional Rent, the amount so expended and such additional amount as is required to cause the Security Deposit at all times to equal the amount set forth above. Lessor shall assign the Security Deposit to any successor owner of the Building and provided that such successor owner agrees to be bound by the terms of this Section 24.0, thereafter Lessor shall have no further responsibility therefor. Upon the expiration (or earlier termination) of the Lease Term, Lessor shall inspect the Premises, make such deductions from the Security Deposit as may be required to cure any Event of Default by Lessee hereunder, and, if Lessee is not then in default hereunder, pay the balance of the Security Deposit, if any, to Lessee within thirty (30) days of such expiration or termination. If Lessee is in default hereunder at the time of such expiration or termination, then Lessor shall be entitled to retain so much of the Security Deposit as Lessor reasonably estimates to be Lessee's liability to Lessor hereunder and shall pay the balance, if any, to Lessee within such 30-day period.

               Notwithstanding the foregoing provisions of this Section 24.0, if no Event of Default has occurred hereunder during the first two
               (2) Lease Years, then Lessor shall retain $25,000.00 as the Security Deposit, and Lessor shall release to Lessee promptly after the second anniversary of the Commencement Date the excess portion of the Security Deposit then held by Lessor.

               25.0 WARRANTS. As additional consideration, Lessee is issuing to Lessor, contemporaneously with the execution and delivery of this Lease, its warrants to purchase 25,000 shares of Lessee's common stock in the form attached hereto as EXHIBIT F. Lessor's rights in such warrants shall not be affected by any termination of this Lease.

         26.0 SUCCESSORS AND ASSIGNS. The terms, covenants and conditions of this Lease shall run with the Land, and be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

         27.0 APPLICABLE LAW, SEVERABILITY AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease, and the application of such provisions in other circumstances, shall not be affected thereby. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Lease. Whenever the singular is used and when required by the context it shall include the plural, and the neuter gender shall include the masculine and feminine. The Exhibits attached to this Lease are incorporated into this Lease by reference. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Lessor" whenever used herein, shall mean only the owner at the time of Lessor's interest herein, and no covenant or agreement of Lessor, express or implied, shall be binding upon any person except for defaults occurring during such person's period of ownership nor binding individually upon any fiduciary, any shareholder, officer or director, or any beneficiary under any trust, and the liability of Lessor, in any event, shall be limited to Lessor's interest in the Building. If Lessee is several persons or a partnership, Lessee's obligations are joint or partnership and also several. No officer, director Or shareholder of Lessee shall have any personal liability hereunder. Unless repugnant to the context, "Lessor" and "Lessee" mean the person or persons, natural or corporate, named above as Lessor and as Lessee respectively, and their respective heirs, executors, administrators, successors and assigns.

         28.0 QUIET ENJOYMENT. Lessor covenants that, provided that an Event of Default has not occurred and is not then continuing, Lessee shall quietly have and enjoy the Premises during the Term, without hindrance or molestation from any person lawfully claiming by, through or under Lessor.

         29.0 AUTHORITY. Contemporaneously with the signing of this Lease, Lessee shall furnish to Lessor a certified copy of the resolution of the Board of Directors of Lessee authorizing Lessee to enter into this Lease, and Lessor shall furnish appropriate evidence of the authority of Lessor to enter into this Lease.

               WITNESS the execution hereof under seal the day and year first above written.

               LESSOR:                     MASSACHUSETTS INSTITUTE OF
                                           TECHNOLOGY


               Date: October 28, 1994      By: /s/ Allan S. Bufferd
                    -----------------         -----------------------------
                                              Allan S. Bufferd
                                              Deputy Treasurer and Director
                                              of Investments
                                              Hereunto duly authorized


               LESSEE:                     FREE RADICAL SCIENCES, INC.


               Date: October 28, 1994      By: /s/ B. Nicholas Harvey
                    -----------------         -----------------------------
                                              B. Nicholas Harvey
                                              Chief Financial Officer
                                              Hereunto duly authorized

                                    EXHIBIT A
                                    ---------

                                    PREMISES
                                    --------

                               See attached plan.


               [Exhibit consists of architect's drawing of the third floor of building located at 640 Memorial Drive, Cambridge, MA, with cross-hatching describing premises leased to tenant.]

                                    EXHIBIT B
                                    ---------

                                    SITE PLAN
                                    ---------

                               See attached plan.

               [Exhibit consists of plat map of real property owned by Massachusetts Institute of Technology certified by civil engineer.]

                                    EXHIBIT C
                                    ---------

                                   WORK LETTER
                                   -----------

               This Work Letter is incorporated by reference into the Lease dated October 28, 1994 by and between Massachusetts Institute of Technology, as Lessor, and Free Radical Sciences, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.


         1. ADDITIONAL DEFINITIONS. Each of the following terms shall have the meaning stated immediately after it:

                     APPROVED WORKING DRAWINGS. The working drawings and specifications for the Initial Improvements, prepared by the Project Architect, which have been approved by Lessor and Lessee, copies of which (or a list of which) are attached to this Work Letter as Schedule 1.

                     APPROVED BUDGET. The budget for the design and construction of the Initial Improvements as shown on the Working Drawings, which has been approved by Lessee and Lessor, a copy of which is attached to this Work Letter as Schedule 2.

                     COMMENCEMENT DATE. The earlier of (i) the date on which Lessor has "substantially completed" (as defined below) the Initial Improvements and received a certificate of occupancy for the Premises, subject to adjustment as provided in Paragraph 6 below, or (ii) the date on which Lessee first occupies the Premises (or any portion thereof) for the conduct of its business.

                     CONSTRUCTION AUTHORIZATIONS. Collectively, all permits, licenses and other consents and approvals required from any governmental authority for the construction of the Initial Improvements.

                     GENERAL CONTRACTOR. A general contractor engaged by Lessor to construct the Initial Improvements.

                     INITIAL IMPROVEMENTS. All improvements, alterations and additions which Lessee wishes to make to the Premises as part of the initial preparation thereof for Lessee's occupancy, as shown on the Approved Working Drawings (as the same may be changed as hereinafter provided).

                     LESSEE'S COST. The amount, if any, by which the cost to design and construct the Initial Improvements exceeds the amount of Lessor's Contribution.

                     LESSEE'S DELAYS. Any and all delays suffered by Lessor, the Project Architect, or the General Contractor in the course of the design or construction of the Initial Improvements due to any act or failure to act of Lessee or Lessee's consultants, contractors, suppliers, servants, licensees, or agents, including, without limitation, (i) any delay by Lessee in providing to the Project Architect or the General Contractor within a reasonable time after request therefor any information reasonably requested by the Project Architect or the General Contractor, (ii) Lessee's failure to make a payment to Lessor within the time provided in Paragraph 5 below, or (iii) any delay caused by Lessee's requests for changes to the Approved Working Drawings (notwithstanding Lessor's approval of such request).

                     LESSOR'S CONTRIBUTION. The amount to be paid by Lessor towards the cost of designing and constructing the Initial Improvement, which amount shall not exceed $25.00 per rentable square foot of the Premises.

                     LESSOR'S DELAYS. Any and all delays caused by Lessor, the Project Architect, the General Contractor or any subcontractor or supplier thereof in the course of the design or construction of the Initial Improvements, but expressly excluding (i) all Lessee's Delays, and (ii) all delays resulting from the occurrence of a Force Majeure.

                     PROTECT ARCHITECT. Tsoi/Kobus & Associates, or another architectural firm engaged by Lessor to design the Initial Improvements.

                     SUBSTANTIALLY COMPLETED. With reference to the Premises, the completion of construction of the Initial Improvements except for items of work or adjustment of equipment or fixtures which are not necessary to make the Premises reasonably tenantable for the Permitted Uses and which, because of season or weather or the nature of the item, cannot practicably be done at the time.

         2. PREPARATION OF THE PREMISES. Lessor shall design and construct the Initial Improvements in accordance with the provisions of this Work Letter. If the cost to Lessor of designing and constructing the Initial Improvements exceeds the amount of Lessor's Contribution, Lessee shall pay Lessee's Cost to Lessor in accordance with Paragraph 5 hereof.

               Lessor anticipates that the Commencement Date will occur on or about December 15, 1994 (subject to Lessee's Delays and Force Majeure). This is Lessor's good faith estimate of the anticipated Commencement Date, and shall not be construed as a guaranty, representation or warranty that the Commencement Date will occur within such time.

         3. INITIAL IMPROVEMENTS. Lessor shall be responsible for obtaining all Construction Authorizations required for the Initial Improvements and, upon completion of the Initial Improvements, for obtaining a certificate of occupancy for the Premises from the appropriate governmental authority. Lessor shall deliver to Lessee a copy of said certificate of occupancy promptly after receiving the same. Lessor shall cause the General Contractor to commence construction of the Initial Improvements and shall use reasonable efforts to cause the General Contractor diligently to proceed to completion thereof.

         4. CHANGES. It is understood that Lessee at its own expense may request changes in the work after approval by Lessee and Lessor of the Approved Working Drawings. All such changes shall require the prior written approval of Lessor, which approval shall not be unreasonably withheld or delayed. Such changes shall be priced at the sum of (i) the cost of making such changes and (ii) the cost of the work shown thereon (including the general contractor's overhead, profit and general conditions). No changes shall be made until Lessee's Representative has signed a written authorization therefor.

               If the cost of the Initial Improvements as modified by such changes exceeds the amount of Lessor's Contribution, Lessee shall be solely responsible for the payment of such excess in the manner provided in Paragraph 5 below.

         5. PAYMENT OF THE COSTS OF THE INITIAL IMPROVEMENTS. Lessor shall make all payments to the Project Architect and the General Contractor up to an aggregate amount equal to the Lessor's Contribution. From and after such time (if any) as the cost of designing and constructing the Initial Improvements exceeds the amount of Lessor's Contribution, for any reason whatsoever, Lessee shall be solely responsible for paying the balance of the costs of designing and constructing the Initial Improvements and shall make such payment to Lessor within ten (10) days of receipt of an invoice therefor from Lessor. Notwithstanding anything to the contrary set forth in the Lease or this Work Letter, in the event that Lessee fails to make a payment to Lessor within such 10-day period, Lessor shall be entitled to cease work in the Premises until Lessor receives all sums due from Lessee on account of the Initial Improvements. Lessee shall indemnify and hold Lessor harmless from and against any and all claims, loss, costs, expenses, debts, damages or liabilities, including, without limitation, reasonable attorney's fees, incurred by Lessor as a consequence of Lessee's failure to make a payment to Lessor within such 10- day period.

               Notwithstanding the preceding provisions of this Paragraph 5, in the event that Lessor determines prior to the commencement of construction of the Initial Improvements that the cost of designing and constructing the Initial Improvements will exceed the amount of Lessor's Contribution, Lessor shall notify Lessee of the projected amount of such excess and Lessor shall not be required to commence construction of the Initial Improvements unless and until Lessee pays to Lessor the full amount of such projected excess. Notwithstanding such payment by Lessee to Lessor, Lessee shall remain solely responsible for any further amount by which the actual cost of designing and constructing the Initial Improvements exceeds the aggregate of Lessor's Contribution and sums previously paid by Lessee to Lessor.

         6. DELAYS. In the event of the occurrence of a Lessee's Delay, the Commencement Date shall be advanced one day for each day such Lessee's Delay continues. In the event of the occurrence of a Lessor's Delay, the Commencement Date shall not occur until the conditions set forth in the definition of "Commencement Date" set forth in Paragraph 1 of this Work Letter are satisfied and, except as provided in the next subparagraph of this Paragraph 6, this shall be the sole remedy of Lessee for such delay.

               In the event that, by reason of a Lessor's Delay, Lessor fails to substantially complete the Initial Improvements by March 15, 1995, then Lessee may terminate this Lease by giving written notice to Lessor within fifteen (15) days after such date, which termination shall be without further recourse or obligation of either party hereunder and upon which termination all rights of Lessor under the warrant documents attached hereto as EXHIBIT F shall automatically expire and become null and void. If Lessee fails to give such notice of termination within such time, then the

               Commencement Date shall be delayed beyond March 15, 1995 by the number of days of actual delay in the substantial completion of the Premises caused by such Lessor's Delay (as reasonably determined by the Project Architect), and such delay in the Commencement Date shall be the sole remedy of Lessee for Lessor's Delay.

         7. LESSEE'S ACCESS TO THE PREMISES. Lessee and Lessee's consultants, contractors and suppliers may, at Lessee's sole risk, enter upon the Land, the Building and the Premises prior to the Commencement Date for the limited purpose of installing communications lines and equipment PROVIDED that such persons work in harmony with Lessor, the General Contractor, its subcontractors and suppliers, and with other lessees and occupants of the Building (and their respective contractors, subcontractors and suppliers). If at any time such entry shall cause or threaten to cause disharmony or otherwise interfere with the orderly completion or operation of the Building, Lessor shall have the right upon twenty-four (24) hours' written notice to Lessee to withdraw the consent to such entry given in this Paragraph. Any such entry onto the Land, the Bui1ding or the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except the covenant to pay Rent.

         8. LESSOR'S AND LESSEE'S REPRESENTATIVES. Prior to the commencement of any design work for the Premises, each party hereto shall designate in writing to the other a person as "Lessor's Representative" and "Lessee's Representative" respectively, which person shall be available during ordinary business hours to review the progress of the work and to respond to issues which arise during construction. Each party may rely on the other's Representative with respect to all matters which pertain to this Work Letter, each party having authorized its Representative to make decisions binding upon such party with respect to such matters.

         9. PUNCHLIST. The punchlist shall be developed by the Project Architect not later than the Commencement Date by means of a joint inspection of the Premises by Lessor and Lessee. Lessor shall complete all punchlist work as expeditiously as possible as part of the construction of the Initial Improvements.

         10. POSSESSION BY LESSEE. The Premises (including the Initial Improvements) shall be deemed to be accepted by Lessee except for such items as are specified in a written notice given by Lessee to Lessor not later than thirty (30) days after the date on which Lessee takes possession of the Premises except for (i) latent defects not reasonably discoverable within such 30-day period, and (ii) defects which are not reasonably discoverable during such 30-day period because of the seasonal impact of the defect. Lessor shall correct the items set forth in such notice as soon as practicable, and in all events within thirty (30) days after such notice, as part of the construction of the Initial Improvements.

         11. GENERAL. A breach by Lessee of any provision of this Work Letter shall constitute a default under the Lease, for which Lessor shall have all remedies therein provided.

         12. SAVINGS. In the event that after completion of the Initial Improvements and payment in full therefor there remains unexpended any portion of Lessor's Contribution, then Lessee shall receive a credit against the first monthly installments of Basic Rent due and payable under this Lease in an amount equal to such unexpended portion of Lessor's Contribution, but in no event shall Lessor be required to make any payment to Lessee.

                                   SCHEDULE 1
                                   ----------

                            APPROVED WORKING DRAWINGS
                            -------------------------


                             [SEE ATTACHED DRAWING]

              [Exhibit consists of architect's drawing of property leased to the Company and improvements thereto.]

                                   SCHEDULE 2
                                   ----------
                                 APPROVED BUDGET
                                 ---------------
                              [See attached budget]



    DESCRIPTION        QUANTITY UNIT       U/P       COST TOTALS      Subs
    ----------------------------------------------------------------------

    CONCRETE

    ------------------------               ---------------------
    SUBTOTAL CONCRETE                                         $0


    ROUGH CARPENTRY
      BLOCKING                1 ALLOW  $1,000.00 $1,000

    ------------------------                --------------------
    SUBTOTAL ROUGH CARPENTRY                              $1,000        $0


    MILLWORK
      BASE CABINETS AT KITCHEN  7          LF   $125.00     $875
      WALL CABINETS AT KITCHEN  7          LF   $135.00     $945
      COUNTER TOP 2'-6" DEEP  7 LF        $40.00   $280
    ------------------------                 -------------------
    SUBTOTAL MILLWORK                                     $2,100   $20,170
                                                                 Woodworks

    MISC. METALS


    ------------------------                 -------------------
    SUBTOTAL MISC. IRON                                       $0        $0


    GLASS AND GLAZING
      GLASS WALL AT EXEC. OFFICES           0        LF  $175.00        $0
      GLASS WALL AT CONFERENCE RM          18        LF  $150.00    $2,700
      ---------------------------                            -------------
    SUBTOTAL GLASS AND GLAZING                                      $2,700
    $1,750
                                                                    $6,475
                                                                       IBG

    DRYWALL
      TYPE A-6" above ceiling 270          LF    $28.00   $7,560
      TYPE A1-6' ABOVE CEILING WITH INSULATION      297       LF    $31.00
    $9,207
      TYPE B-ONE LAYER TO DECK WITH INSULATION       56       LF    $37.00
    $2,146
      PERIMETER WALL                          BY OWNER, existing
       DRYWALL CEILINGS                                not shown
      INSTALL HM FRAMES      11 EA        $35.00   $385
      FINISH WINDOW SILL AND HEAD                                      N/C
      EXTERIOR WALL MULLION DETAIL          6        EA   $80.00      $400
    TOUCH-UP EXISTING CONCRETE COLUMNS      7        EA  $225.00    $1,575
    ----------------------------------                       -------------
    SUBTOTAL DRYWALL                                     $21,273   $21,000
                                                                        TJ

    DOORS AND HARDWARE
      3070 HARDWOOD DOOR, NATURAL FINISH   14        EA  $185.00    $2,590
      ALUMINUM ENTRY FRAME WITH SIDELITE    1        EA  $750.00      $750
    inc.
      ALUMINUM ENTRY DOOR     1 EA       $350.00   $350               inc.
      DOUBLE HOLLOW METAL FRAME 1          EA   $115.00     $115
      SINGLE HOLLOW METAL FRAMES 7'        10        EA   $90.00      $900
      WOOD FRAMES             2 EA       $125.00   $250               inc.
      DOOR HARDWARE          13 SETS     $165.00 $2,145
      ELECTRIC STRIKE AT ENTRY  1          EA   $300.00     $300
      INSTALL DOORS AND HARDWARE           15        EA   $90.00    $1,350
      --------------------------                             -------------
    SUBTOTAL DOORS AND HARDWARE                                     $8,750
    $6,958
                                                                       PSI

    ACOUSTICAL CEILINGS
      2X2 TEGULAR MINABOARD 7,216          SF     $1.70  $12,287
      PREMIUM FOR FINELINE GRID            SF     $0.20      N/C
      PATCH 12"X12" SPLINE CEILING
       AT 2ND FLR             2 MD       $450.00   $900
      SPLINE TILE             1 LOT      $200.00   $200
      -----------                            -------------------
    SUBTOTAL ACOUSTICAL CEILINGS
    $13,367             $15,000
                                                                   Cheviot


   FLOORING
      VCT FLOORING           67 SF         $1.20    $80
      FLOOR PREP-INCLUDES SAWCUT
       SLAB AREA              1 ALLOW  $1,000.00 $1,000
      CARPET (Allowance per spec. #6,
       furnish and install) 847 SY        $18.00 $15,243
      CARPET At the elevator lobby         96        SY           By Owner
      VINYL BASE          1,647 LF         $1.10 $1,812
      COMPUTER ROOM FLOOR                     Not required 30oz carpet loop
    ------------------------------            -----------------------------
    pile ($15/yd)
    SUBTOTAL FLOORING                                    $18,135   $15,635
                                                                      $500


    PAINTING AND WALLCOVERING                                          JMA
      FIELD FINISH WOOD DOORS     Not required, field finish
      PAINT FRAMES           11 EA        $35.00   $385
      PAINT BASE BUILDING DOOR & FRAME      1        EA   $70.00       $70
      FABRIC WALL COVERING                          Assume not required
      PAINT DRYWALL CEILINGS                       None
      PAINT INSIDE OF OUTSIDE 1,296        SF     $0.30     $389
      PAINT DRYWALL      12,250 SF         $0.30 $3,575
      PAINT COLUMNS (Extra cost of primer)  7        EA   $75.00      $525
      POLYMIX                                       N/C
    -----------------------------             ------------------
    SUBTOTAL PAINTING AND WALLCOVERING
    $5,044               $4,310
                                                                       EMS

    SPECIALTIES
      WINDOW BLINDS                                 N/C
      SIGNAGE                                  BY OWNER
      TOILET ACC.                             Not required
      APPLIANCES                              BY OTHERS
      FURNITURE ITEMS                         NOT INCLUDED
    -----------------------------             ------------------
    SUBTOTAL SPECIALTIES                                      $0        $0

    FIREPROOFING
      PATCH FIRE PROOFING                     NOT REQ'D
    -----------------------------             ------------------
    SUBTOTAL FIREPROOFING                                     $0        $0


    PLUMBING
      KITCHEN SINK            1 EA       $650.00   $650
      DRINKING FOUNTAIN                       Not required
      HOT AND COLD WATER PIPING 45         LF    $10.00     $450
      SANITARY WASTE PIPING  42 LF        $12.50   $525
      VENT LINE              52 LF        $11.00   $572
      CORE FLOOR              1 EA        $80.00    $80
      HOT WATER HEATER        1 EA       $425.00   $425
    ------------------                       -------------------
    SUBTOTAL PLUMBING     $0.35 /SF                       $2,702    $4,028
                                                                       WMC


    FIRE PROTECTION
      DROP HEADS (1 per 80 sf)  56         EA    $85.00   $7,305
      DESIGN BUILD            1 LOT      $400.00   $400
      BUILDING MANAGER FEE FOR SHUTDOWNS    5        EA   $20.00      $100
    ----------------------------------------                    ----------
    $500
    SUBTOTAL FIRE PROTECTION $1.01        /SF                       $7,805
    $9,000
                                                                    Rustic

    HVAC
      VAV BOXES                                BY OWNER
      ACTIVATE VAV CONTROLS-ALLOW          31        EA  $150.00    $4,650
      EXHAUST FANS AT CONF RM & computer 1,800      CFM    $0.55      $990
      SHEET METAL (.25#/sf)-Down stream
       of the vav's       1,719 LBS        $3.10 $5,328
      G,R,D'S                22 EA        $90.00 $1,980
      LINEAR DIFFUSERS @ PERIMETER COVE    30        EA  $115.00    $3,450
      INSTALL ARCHITECTURAL GRILLE-FBO     25        EA               Not
    required, existing
      DUCT INSULATION         1 LOT    $2,500.00 $2,500
      VOLUME DAMPERS         35 EA        $20.00    INC
      MOUNT THERMOSTATS-For interior
       VAV boxes             14 EA        $75.00 $1,050

      MOUNT THERMOSTATS-For exterior
       fan powered boxes     15 EA        $75.00 $1,125
      BALANCING              22 EA        $30.00   $660             Design
      DESIGN BUILD HVAC & PLUMBING          1       LOT $2,000.00   $2,000
    $1,200
      SUBS OVERHEAD      12.00%       $21,733.00 $2,606
    ---------------                          -------------------
    SUBTOTAL HVAC         $3.42 /SF                      $26,341   $24,341
                                                                       JMA
    ELECTRICAL
    LIGHTING
      2X4 TROFFER            81 EA       $150.00 $12,150
      EDISON PRICE FIXTURE    9 EA       $250.00 $2,250
      FLUORESCENT DOWNLIGHT   6 EA       $180.00 $1,080
      EXIT LIGHTING           6 EA       $155.00   $930
      PREMIUM FOR BATTERY POWER BACKUP      1       LOT  $500.00      $500
      TASK LIGHTING             EA       $130.00 W/FURNTR
    POWER
      SWITCHES               19 EA        $35.00   $665
      3-WAY SWITCHES          5 EA        $48.00   $240
      DIMMER SWITCHES         1 LOT      $250.00   $250
      DUPLEX RECEPTACLES     45 EA        $35.00 $1,575
      30-AMP DEDICATER FOR COPIER           1        EA   $80.00       $80
      GFI OUTLETS             1 EA        $48.00    $48
      VOICE/DATA OUTLETS     20 EA        $25.00   $500
      FURNITURE POWER FEEDS   8 EA       $275.00     $0
      FURNITURE DATA POKE THRUS 0          EA   $250.00       $0
      METER SOCKET FOR THIS TENANT          1        EA  $200.00      $200
      HV PANELS               1 EA     $1,900.00 $1,900
      LV PANELS               1 EA     $1,700.00 $1,700
      TRANSFORMER-45 KVA      1 EA     $1,450.00 $1,450
      FEEDER CABLE            1 LOT      $175.00   $175
      CARD READER             1 EA       $650.00   $650
      WIRE HOT WATER HEATER   1 EA       $275.00   $275
      WIRE EXHAUST FANS       2 EA       $325.00   $650
      TAP BUS DUCT            1 EA       $600.00   $600
      FAN POWERED BOXES          WIRE UNDER BASE BUILDING CONTRACT
      VAV BOXES                  WIRE UNDER BASE BUILDING CONTRACT
      DESIGN BUILD            1 LOT      $600.00   $600
    FIRE ALARM
      PULL STATIONS           1 EA       $250.00   $250
      VISUAL DISPLAY          0 EA       $210.00     $0
      BUILDING MANAGER FEES FOR F.A. SHUTDOWNS        2       EA    $20.00
    $40
      HORN LIGHTS             4 EA       $225.00   $900
      SMOKE DETECTORS         4 EA       $200.00   $800          Use deduct
      TEMPORARY POWER         1 LOT      $500.00   $500           ($1,000)
    -----------------                        -------------------
    SUBTOTAL ELECTRICAL   $4.02 /SF                      $30,858   $30,000
                                                                Interstate
                                                         -----------------
    SUBTOTAL TRADES                            $140,174 $159,865

    JOB EXPENSE
      TEMPORARY POWER USAGE                    BY OWNER
      GEN LIABILITY INSURANCE 0.185        LS $7,200.00   $1,332
      BUILDING PERMITS      200 M         $10.00 $2,000
      MISC. CLEANING LABOR    5 MD       $290.00 $1,450
      DUMPSTERS               4 PULLS    $450.00 $1,800
      FINAL CLEANING       7700 SF         $0.15 $1,155
      C OF O                  1 LOT      $400.00   $400
      FIRE DEPT. PERMIT       1 EA       $250.00   $250
    --------------------                     -------------------
    SUBTOTAL JOB EXPENSE                                  $8,387    $8,387


    GENERAL CONDITIONS
      PROJECT MANAGER       1.2 MOS    $7,000.00 $8,400
      POSTAGE                 1 MOS      $300.00   $300
      BLUEPRINTS              1 LOT      $750.00   $750
      TEMP OFFICE             1 LOT      $750.00   $750
      TELEPHONE               1 MO       $500.00   $500
      MISC. GENERAL EXPENSE 1.5 MO     $1,000.00 $1,500
    -----------------------                  -------------------
    SUBTOTAL GENERAL CONDITIONS                                    $12,200
    $12,200


    FEE                   5.00%      $160,761.00          $8,038    $9,023


    ---------------------------                        -------------------
    SUBTOTAL                                            $168,799  $189,475

    CONTINGENCY                                               $0
    BOND                                                      $0

    Alt #1                                                $2,988
    Alt #2                                                $4,787
    Alt #3                                               $20,560
    Alt #4                                                    $0
    Alt #5                                                $7,099


    ---------------------------                        -------------------
    TOTAL COST OF CONSTRUCTION                                    $204,230
    $189,475

    Owner furnished alternate #2                                   ($4,787)
    ($4,787)
    Owner furnished alternate #5                                   ($7,099)
    ($7,099)

                                                       -------------------
    Total tenant cost                                   $192,345  $177,588

                                    EXHIBIT D
                                    ---------

                           SERVICES PROVIDED BY LESSOR
                           ---------------------------

               This Exhibit is incorporated by reference into the Lease dated October 28, 1994 by and between Massachusetts Institute of Technology, as Lessor, and Free Radical Sciences, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.

         Lessor shall provide the following services at cost at the Building:

         1. Heating and air conditioning services for the Premises as demised at the start of the Term for normal office operations between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday, except on national or state holidays. Excluded from such services are air conditioning requirements for computers or other exceptional office machinery. If Lessee air conditioning or heating services at hours other than those set forth above, Lessor shall provide such service, and Lessee shall pay Lessor's costs to furnish such service as Additional Rent.

         2.    Maintenance of the following:

                     All Building heating equipment, electrical equipment, and plumbing systems in public areas only; all Building air conditioning equipment, excluding special air conditioning equipment; all window frames and glass, unless the damage to any of the above is caused by the willful neglect or misuse by Lessee.

         3. Nightly (Monday-Friday) cleaning of the public corridors, stairwells, lobbies, bathrooms; and cleaning of the windows, both inside and out, two (2) times per year.

         4. Extermination of all public and tenanted areas of the Building, as the management of the Building deems necessary.

         5. Structural maintenance of the Premises including repairs to the roof, exterior walls of the building and structural damage to the floors.

         6. Lettering for up to a maximum of three names in the Building directory located in the main lobby.

         7. Snow removal, landscaping maintenance, cafeteria management, and other services as deemed necessary by Lessor for the normal operation of the Building.

         8.    Security for the Building as reasonably determined by Lessor.

                                      EXHIBIT E
                                      ---------

                             SERVICES PROVIDED BY LESSEE
                             ---------------------------

               This Exhibit is incorporated by reference into the Lease dated October 28, 1994 by and between Massachusetts Institute of Technology, as Lessor, and Free Radical Sciences, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.


               Lessee shall provide and pay for all maintenance of and repairs to the Premises necessary to keep the Premises in good condition or in as good a condition as the Premises were at the beginning of the Term or may be put in thereafter (damage from taking or casualty or reasonable wear and tear only excepted). Such repairs and maintenance shall include but not be limited to the following:

               A. The maintenance and repair of any plumbing systems within the Premises (and serving solely the Premises), and the repair of any damage to the Premises or to the Building caused by the malfunction of such plumbing Systems;

               B. The maintenance and repair of all electrical wiring, outlets, switches and light fixtures within the Premises (and serving solely the Premises);

               C The maintenance and repair of all hardware within the Premises;

               D. The maintenance and repair of all walls, doors, ceilings, and floors.

               E. The replacement of fluorescent light tubes and ballasts. This service is available through Building management on a time and materials basis.

                                    EXHIBIT F
                                    ---------

                           FORM OF WARRANTS AGREEMENT
                           --------------------------

               This Exhibit is incorporated by reference into the Lease dated October 28, 1994 by and between Massachusetts Institute of Technology, as Lessor, and Free Radical Sciences, Inc., as Lessee.


                        [SEE ATTACHED FORM OF AGREEMENT]